                                                                     EXHIBIT 4.3




NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.


                       ILLINOIS SUPERCONDUCTOR CORPORATION

                                     WARRANT

Warrant No. WCN-00_                                           Dated May 15, 1998


         Illinois Superconductor Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, __________________________, or its registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of _______ shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $3.75 per share (as adjusted from time to time as provided in Section 8, the "Exercise Price"), at any time and from time to time, subject to Section 3(e), on or after the 90th day following the date hereof and through and including May 15, 2001 (the "Expiration Date"), and subject to the following terms and conditions:

                  1. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

                  2. Registration of Transfers and Exchanges.

                     (a) The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed and a written opinion of Holder's counsel that such transfer is exempt from registration under the Securities Act, to the Company at the office specified in or pursuant to
Section 3(b), provided, however that the Holder shall not make any transfers to any transferee pursuant to this Section for the right to acquire less than 1,000 Warrant Shares. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant. If this Warrant is duly assigned in accordance with the terms hereof, then the Company agrees, upon the request of the assignee, to amend or supplement promptly any effective registration statement covering the Warrant Shares so that the direct assignee of the original Holder is added as a selling stockholder thereunder.

                     (b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified in or pursuant to Section 3(b) for one or more New Warrants in the name of such Holder, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

                  3. Duration and Exercise of Warrants.

                     (a) This Warrant shall be exercisable by the registered Holder on any business day before 5:30 P.M., New York time, at any time and from time to time on or after the 90th day following the date hereof to and including the Expiration Date. At 5:30 P.M., New York time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

                     (b) Upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its office at 451 Kingston Court, Mt. Prospect, Illinois 60056, Attention:
Chief Financial Officer, or at such other address as the Company may specify in writing to the then registered Holder, and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks or wire transfer of immediately available funds, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than three (3) trading days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends other than as required by the Securities Purchase Agreement, dated as of May 15, 1998, between the Company and the Purchasers listed therein, including the initial Holder of this Warrant (the "Purchase Agreement"). Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

                     A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder hereof to be purchased.

                     (c) This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares so long as at least 1,000 Warrant Shares are purchased in any one exercise, unless such exercise would result in the Holder holding less than 1,000 Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued to the Holder, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

                     (d) If and while the Warrant Shares issuable upon the exercise of this Warrant are not registered for public resale pursuant to an effective registration statement with a current available prospectus, then upon exercise of this Warrant the aggregate Exercise Price may be paid by the Holder notifying the Company that it should subtract from the number of Warrant Shares issuable to the Holder upon such exercise an amount of Warrant Shares, the aggregate Per Share Market Value (as defined in the Purchase Agreement) of which, as determined on the date immediately preceding the date of the Form of Election to Purchase, equals such aggregate Exercise Price of the Warrant Shares for which this Warrant is being exercised.

                     (e) Notwithstanding anything herein to the contrary, in the event that within 90 days of the date hereof the Company or a third party announces the occurrence of, or the intent to engage in:

                         (i) A transaction which will result in a Change in
                  Control (as defined in the Purchase Agreement);

                         (ii) A "going private" transaction under Rule 13e-3
                  promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                         (iii) A tender offer by the Company under Rule 13e-4
                  promulgated pursuant to the Exchange Act;

                         (iv) That the Company (A) is or has become insolvent;
                  (B) admits in writing its inability to pay its debts generally as they mature; (C) makes an assignment for the benefit of creditors or commence proceedings for its dissolution; (D) applies for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business;

                         (v) Bankruptcy, reorganization, insolvency or
                  liquidation proceedings or other proceedings, or relief under any Bankruptcy Law (as defined herein) or any law for the relief of debt shall be instituted by or against the

                  Company (except for such proceedings that the Company in good faith believes are without basis, actively contests and is successful in having dismissed with prejudice within 30 days) or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceedings; or

                         (vi) Any material acquisition or disposition of assets,
                  or any merger or consolidation with any other company or entity, if such transaction would be required by the rules and regulations of the Exchange Act to be reported by the Company on a Current Report on Form 8-K;

then upon such announcement, subject to Section 3.15 of the Purchase Agreement, this Warrant may be fully converted into shares of Common Stock in accordance with the terms hereof.

                  4. Piggyback Registration Rights. During the term of this Warrant the Company may not file any registration statement with the Securities and Exchange Commission (other than registration statements of the Company filed on Form S-8 or Form S-4 each as promulgated under the Securities Act of 1933, as amended, pursuant to which the Company is registering securities pursuant to a Company employee benefit plan or pursuant to a merger, acquisition or similar transaction) at any time during which there is not an effective registration statement covering the resale of the Warrant Shares, unless the Company provides the Holder with not less than five business days notice to each of the Holder and Kleinberg, Kaplan, Wolff & Cohen, P.C., attention Stephen M. Schultz, of its intention to file such registration statement and provides the Purchaser the option to include any or all of the applicable Warrant Shares therein. The piggyback registration rights granted to the Holder pursuant to this Section shall continue until all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement, or sold pursuant to an exemption from registration, or upon the expiration of this Warrant. The Company will pay all registration expenses in connection therewith.

                  5. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

                  6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company may in its discretion issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a

New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

                  7. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable.

                  8. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8. Upon each such adjustment of the Exercise Price pursuant to this Section 8, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                     (a) If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated divided rate) or otherwise make a distribution or distributions on shares of its Common Stock (as defined below) or on any other class of capital stock and not the Common Stock) payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

                     (b) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange, subject to such further adjustments as set forth in this Section 8. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this
Section 8(b) upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

                     (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 8(a) and (b)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors of the Company acting in good faith.

                     (d) For the purposes of this Section 8, the following clauses shall also be applicable:

                         (i) Record Date. In case the Company shall take a
record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                         (ii) Treasury Shares. The number of shares of Common
Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                     (e) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                     (f) Whenever the Exercise Price is adjusted pursuant to
Section 8(c) above, the Holders of Warrants representing a majority in interest of the Warrant Shares, after receipt of the determination by the Company's Board of Directors (the "Board"), shall have the right to select an appraiser at the Holder's cost and expense (which shall be a nationally recognized accounting firm), in which case the adjustment shall be equal to the average of the adjustments recommended by each of the Board and such appraiser. The Holders shall promptly mail or cause to be mailed to the Company, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above.

                     (g) If:

                         (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                         (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                         (iii) the Company shall authorize the granting to all
                               holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                         (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                         (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of

Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                  9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant, the Company shall, at its option,
(i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

                  10. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Central Time), or the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Central Time); or (iii) on the Business Day following the date of depositing with a nationally recognized overnight express courier service, fully prepaid, in each case properly addressed to the party to receive the same. The addresses and facsimile number for such communications shall be: (1) if to the Company, to Illinois Superconductor Corporation, 451 Kingston Court, Mt. Prospect, Illinois 60056, Attention: Chief Financial Officer, or to facsimile no. (847) 391-5015, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 10.

                  11. Warrant Agent.

                      (a) The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent.

                      (b) Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

                  12. Miscellaneous.

                      (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder.

                      (b) Subject to Section 12(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

                      (c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

                      (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                      (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                ILLINOIS SUPERCONDUCTOR CORPORATION



                                By: /s/ Edward W. Laves
                                   ------------------------------------------
                                Name: Edward W. Laves
                                Title: President

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To Illinois Superconductor Corporation:

         In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of Common Stock ("Common Stock"), $.001 par value per share, of Illinois Superconductor Corporation (the "Company") and encloses herewith $________ in cash or certified or official bank check or checks or by wire transfer of immediately available funds or (to the extent permitted by the terms of the Warrant) hereby notifies the Company to effect a "cashless" exercise by subtracting ___________ shares of Common Stock valued at $________ per share from the shares of Common Stock issuable hereby, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

         The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                              PLEASE INSERT SOCIAL SECURITY OR
                                              TAX IDENTIFICATION NUMBER

                                              ----------------------------------



-------------------------------------------------------------------------------
                         (Please print name and address)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


         If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


-------------------------------------------------------------------------------
                         (Please print name and address)


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

Dated:                     ,                        Name of Holder:
      --------------------- ------

                                           (Print)
                                                  -----------------------------
                                           (By:)
                                                -------------------------------
                                  (Name:)
                                                   (Title:)

                                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

           [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Illinois Superconductor Corporation to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Illinois Superconductor Corporation with full power of substitution in the premises.

Dated:

---------------, ----


                                  ----------------------------------------------
                                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                                  ----------------------------------------------
                                  Address of Transferee

                                  ----------------------------------------------

                                  ----------------------------------------------



In the presence of:


--------------------------